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                                                                   Exhibit No. 1
                     HILLIARD-LYONS CASH MANAGEMENT, INC.
                     ------------------------------------

                           ARTICLES OF INCORPORATION

     FIRST: Formation. The undersigned, Parker W. Duncan, the post office address of whom is 545 South Third Street, Louisville, Kentucky 40202, being at least eighteen years of age, does hereby form a corporation under and by virtue of the General Corporation Law of the State of Maryland.

     SECOND: Name.

     The name of the Corporation is Hilliard-Lyons Cash Management, Inc.

     THIRD: Corporate Purposes.

     The purposes for which the Corporation is formed are:

     (1)  To engage in the business of a management investment company.

     (2) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in, securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights or warrants to acquire such securities, interests, or obligations, of any private or public company, corporation, bank, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their instrumentalities or subdivisions; including but not limited to bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities; and money market instruments, including but not limited to bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements, of any corporation, company, bank, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or of any other governmental or quasi-governmental agency or instrumentality.
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     (3)  To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of foreign currencies, funds, and exchange; deposits in banks, savings banks, trust companies, and savings and loan associations, foreign or domestic.

     (4) To exercise all rights, powers, and privileges as owner of any securities, property, or assets which might be exercised by any individual owning such securities, property, or assets in his own right.

     (5) To acquire (by purchase, lease, or otherwise) and to hold, use, maintain, develop, and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

     (6) To aid by further investment any corporation, company, trust, association, or firm, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve, or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures, and other obligations of any such corporation, company, trust, association, or firm.

     (7) In general to carry on any other business in connection with or incidental to any of the foregoing objects and purposes, to have and exercise all the powers conferred upon corporations by the laws of the State of Maryland as in force from time to time, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

     The Corporation shall have the power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in any other

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states, territories, districts, colonies, and dependencies of the United States, and in any or all foreign countries.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation. Nothing herein shall be construed or deemed to authorize the Corporation to engage in the business of banking.

     FOURTH: Address and Resident Agent.

     The post office address of the principal office of the Corporation in the State of Maryland is:

               c/o The Corporation Trust, Incorporated
               First Maryland Building
               25 South Charles Street
               Baltimore, Maryland 21201

The name and post office address of the resident agent of the Corporation in the State of Maryland is:

               The Corporation Trust, Incorporated
               First Maryland Building
               25 South Charles Street
               Baltimore, Maryland 21201

Such resident agent is a Maryland corporation.

     FIFTH: Common Stock.

     The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of the par value of One Cent ($0.01) per share, all of which shall be of a single class called Common Stock, such shares having an aggregate par value of Five Million Dollars ($5,000,000).

     SIXTH: Preemptive Rights.

     No holder of any of the shares of the Corporation whether now or hereafter authorized or created shall be entitled as a right to subscribe for, purchase, or otherwise acquire any shares of the Corporation which the Corporation proposes to issue; and any and all of such shares of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, to such persons, firms, corporations, and associations, and for

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such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering such shares, or any of such shares, to any said holder.

     SEVENTH:  Issue, Redemption, and Repurchase of Common Stock.

                                   SECTION I

                       ISSUE OF THE CORPORATION'S SHARES

     1.01 General. The Board of Directors may from time to time issue, reissue, sell or cause to be issued and sold any of the Corporation's authorized shares of Common Stock, including any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation, for a consideration of not less than the par value thereof, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of Section III hereof. All shares of such authorized Common Stock, when issued in accordance with the terms of this Section I, shall be fully paid and nonassessable.

     1.02 Price. No shares of Common Stock shall be issued or sold by the Corporation, except as a stock dividend distributed to stockholders, for less than an amount which would result in proceeds to the Corporation, in connection with such transaction, of at least the net asset value per share, determined as set forth in Section III hereof. The net asset value per share applicable to any such transaction shall be the net asset value per share next determined after receipt of an unconditional order for purchase of shares; except, that the Board of Directors may by resolution fix a time of day, prior to the time of day for determination of net asset value per share, prior to which orders received will be transacted at the net asset value per share determined that day, and after which orders received will be transacted at the net asset value per share determined on the next succeeding day on which such value is determined. The criteria for determining what constitutes an unconditional order for purchase of shares and the receipt of such an order shall be prescribed by resolution of the Board of Directors or by any officer of the Corporation to whom this duty is delegated by the Board of Directors.

     1.03 On Merger or Consolidation. In connection with the acquisition of all or substantially all the assets or stock of another investment company, investment trust, or

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of a company classified as a personal holding company under Federal Income Tax laws, the Board of Directors may issue or cause to be issued shares of Common Stock of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities, provided such assets are of the character in which the Board of Directors is permitted to invest the funds of the Corporation.

     1.04 Fractional Shares. The Corporation may issue and sell or cause to be issued and sold fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.

                                  SECTION II

                         REDEMPTION AND REPURCHASE OF
                           THE CORPORATION'S SHARES

     2.01 Redemption of Shares. All shares of the Common Stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable" in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption or repurchase price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto; provided, however, that the Corporation shall have the right, at its option, to refuse to redeem the shares of stock at less than the par value thereof. Redeemed or repurchased shares may be resold by the Corporation.

     The Corporation shall redeem shares of its Common Stock subject to the conditions and at the price determined as hereinafter set forth.

     2.02 Price. Shares shall be redeemed at their net asset value, determined as set forth in Section III hereof. The net asset value per share applicable to any such redemption of shares shall be the net asset value per share next determined after receipt of a proper request for redemption of such shares; except that the Board of Directors may, by resolution, fix a time of day, prior to the time of day for determination of net asset value per share, prior to which requests for redemption received shall be transacted at a net asset value per share determined that day, and after which requests for redemption received shall be transacted at the net asset value per share determined on the next succeeding day on which such value is determined. The criteria

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for determining what constitutes a proper request for redemption and the receipt of such request shall be prescribed by resolution of the Board of Directors or by any officer of the Corporation to whom this duty is delegated by the Board of Directors.

     2.03 Payment. Payment for such shares shall be made in cash to the stockholder of record within seven (7) days after the date of receipt of (a) a written unconditional and irrevocable instruction of the stockholder to redeem in form acceptable to the Corporation or its designated agent together with any certificates which may have been issued therefor, endorsed or accompanied by proper instrument of transfer, and such other documents as the Corporation or its designated agent may require or (b) such other direction or authorization of redemption by the stockholder as the Board of Directors shall authorize by resolution, subject to the provisions of Section 2.04 hereof.

     2.04 Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 3.03 hereof, the Board of Directors shall declare a suspension of the determination of net asset value, the rights of stockholders (including those who shall have requested redemption pursuant to Sections 2.01, 2.02, and 2.03 hereof but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where request for redemption was made, revoke any request or instruction for redemption not honored and withdraw any certificates tendered for redemption. The redemption price of shares for which redemption requests have not been revoked shall be the net asset value of such shares next determined as set forth in Section III after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the requirements of Section 2.03 were met plus the period during which the determination of net asset value was suspended.

     2.05 Repurchase by Agreement. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter, if any, or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section III hereof, provided payment is not made for the shares prior to the time as of which such net asset value is determined.

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     2.06 Redemption of Stockholder's Interest. The Corporation shall have the right at any time without prior notice to the stockholder to redeem shares of any stockholder for their then current net asset value per share if at such time the stockholder owns shares having an aggregate net asset value of $1,000 or less subject to such terms and conditions as the Board of Directors may approve, and subject to the Corporation giving general notice to all stockholders of its intention to avail itself of such right, either by publication in the Corporation's prospectus, if any, or by such other means as the Board of Directors may determine. The Corporation shall also have the right to redeem any stockholder's shares or refuse to give effect to any transfer thereof on its books and records, at the Corporation's option and without notice, if in the opinion of the Corporation's Board of Directors ownership of the Corporation's shares has or may become concentrated to an extent which would cause the Corporation to be deemed to be a personal holding company under Federal Income Tax laws.

                                  SECTION III

                           NET ASSET VALUE OF SHARES

     3.01 By Whom Determined. The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of Common Stock of the Corporation. It may delegate such power and duty to any one or more of the Directors or officers of the Corporation, to the investment adviser, custodian or depository of the Corporation's assets, or to another agent of the Corporation appointed for such purpose; except that the power to declare a suspension of the determination of net asset value pursuant to Section 3.03 may not be delegated. Any determination made pursuant to this Section by the Board of Directors or its delegates shall be binding on all parties concerned.

     3.02 When Determined. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week. In the absence of a resolution of the Board of Directors, the net asset value shall be determined as of the close of trading in the over-the-counter government securities market.

     3.03 Suspension of Determination of Net Asset Value. The Board of Directors of the Corporation may declare a suspension of the determination of net asset value (a) for any period during which the New York Stock Exchange is closed

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(other than customary week-end and holiday closings), or during which trading in the markets customarily utilized by the Corporation is restricted; (b) for any period during which an emergency exists as a result of which disposal of the Corporation's investments or determination of net asset value is not reasonably practicable; or (c) for such periods as the Securities and Exchange Commission by order may permit for the protection of the Corporation's investors. Such suspension shall take effect at such time as the Board of Directors shall specify and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this Section
3.03. Each declaration by the Board of Directors pursuant to this Section 3.03 shall be consistent with such rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Board of Directors shall be conclusive.

     3.04 Computation of Per Share Net Asset Value.

     a. Net Asset Value Per Share. The net asset value of each share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation by the total number of shares outstanding rounded to such extent as the Board of Directors shall determine from time to time.

     b. Value of Corporation's Net Assets. The value of the Corporation's net assets as of any particular time shall be the value of the Corporation's assets less its liabilities, determined and computed as follows:

     (1) Corporation's Assets. The Corporation's assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills, demand notes, and accounts receivable,
          (C) all bonds, time notes, shares of stocks, subscription rights, and other securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Corporation (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Corporation (except accrued interest included in the valuation of discount paper on

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          which interest has been accrued ratably to the date of maturity), (F)
          all repurchase agreements, and (G) all other property of every kind and nature, including prepaid expenses.

     (2) Valuation of Assets. The value of such assets is to be determined as follows:

          (i) Cash and Prepaid Expenses. The value of any cash on hand and of any prepaid expenses shall be deemed to be their face amount.

          (ii) Other Current Assets. The value of any cash on deposit, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the face amount thereof, unless the Board of Directors or its delegate shall determine that any such item is not worth its face amount. In such case the value of the item shall be deemed to be its reasonable value, as determined by the Board of Directors or its delegate.

          (iii) Securities and All Other Assets. The value of all securities and all other assets of the Corporation shall be determined as follows:

                    (1) The value of securities for which market quotations are readily available, as determined by the Board of Directors, shall be the mean between the bid and the asked prices at the time of appraisal.

                    (2) All other securities and assets shall be valued at fair value in the best judgment of the Board of Directors.

                    (3) Provided, that any or all of the Corporation's securities may be valued by such other method as the Board of Directors shall determine accurately reflects the fair value thereof.

     (3) The Corporation's Liabilities. The Corporation's liabilities shall not be deemed to include outstanding shares and surplus. They shall be deemed

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          to include: (A) all bills and accounts payable, (B) all expenses accrued (which may be accrued daily), (C) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends or other unpaid distributions upon the Corporation's shares declared to stockholders of record at or before the time as of which the net asset value is being determined, (D) all reserves authorized or approved by the Board of Directors for taxes or contingencies, and (E) all other liabilities of whatsoever kind and nature.

     3.05 Interim Determinations. Any determination of net asset value other than as of the close of trading in the over-the-counter government securities market may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal or such other method as the Board of Directors shall determine in good faith accurately reflects fair value and made in a manner which in the opinion of the Board of Directors or its delegate will fairly reflect the changes in the net asset value.

     3.06 Miscellaneous. For the purposes of this Section III:

     (a) Shares of the Corporation sold shall be deemed to be outstanding as of the time immediately after the time for determination of net asset value per share which, pursuant to Section 1.02 of this Article SEVENTH, applies to such sale, and thereafter the net sale price thereof shall be deemed an asset of the Corporation.

     (b) Shares of the Corporation for which a proper request for redemption has been made or which are subject to repurchase by the Corporation shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding and the price until paid shall be deemed to be a liability of the Corporation.

     (c) Funds on deposit and contractual obligations payable to the Corporation in foreign currency and liabilities and contractual obligations payable by the Corporation in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time as of which the net asset value is computed.

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                                  SECTION IV

                          COMPLIANCE WITH INVESTMENT
                              COMPANY ACT OF 1940

     Notwithstanding any of the foregoing provisions of this Article SEVENTH, the Board of Directors may prescribe, in its absolute discretion, such other bases and times for determining the per share net asset value of the Corporation's Common Stock as it shall deem necessary, desirable or appropriate, provided that such bases and times are not inconsistent with the Investment Company Act of 1940, or any rule, regulation, order or interpretation thereunder, including any rule, regulation, order or interpretation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or as hereafter amended or added.

     EIGHTH:   Board of Directors.

     The number of Directors of the Corporation shall be seven, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three; and the names and addresses of the Directors, who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

                                       Donald F. Kohler
                                       545 S. Third Street
                                       Louisville, KY 40202

                                       Gilbert L. Pamplin
                                       545 S. Third Street
                                       Louisville, KY 40202

                                       Henning Hilliard
                                       545 S. Third Street
                                       Louisville, KY 40202

                                       Owsley Brown, II
                                       850 Dixie Highway
                                       Louisville, KY 40210

                                       Robert E. Gable
                                       303 McClure Building
                                       Frankfort, KY 40601

                                       J. V. Norman, Jr.
                                       352 Starks Building
                                       Louisville, KY 40202

                                       Dillman A. Rash
                                       545 S. Third Street
                                       Louisville, KY 40202

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     NINTH:    Stockholder Liability.

     Neither the stockholders personally nor their property shall be liable to any extent for the payment of the Corporation's debts.

     TENTH:    Management of the Affairs of the Corporation.

     (1) Powers of the Corporation. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation, or by the By-Laws) shall be vested in and exercised by the Board of Directors or, to the extent specifically delegated by the Board of Directors, by one or more of the directors or officers of the Corporation, by the investment adviser, custodian or depository of the Corporation's assets, or by another agent of the Corporation appointed for such purpose, and in so acting such delegate shall be exercising the authority of the Board of Directors.

     (2) By-Laws. The Board of Directors shall have the power to make, alter, or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

     (3) Compensation of Directors. The Board of Directors shall have power from time to time to authorize payment of compensation to the directors for services to the Corporation, including fees and expenses for attendance at meetings of the Board of Directors and of committees.

     (4) Inspection of Corporation's Books. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book, or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

     (5) Majority of Votes. Notwithstanding any provision of the General Corporation Laws of the State of Maryland requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

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     (6)  Determination of Net Profits, etc.; Dividends. The Board of Directors
          or its authorized officer is expressly authorized to determine pursuant to applicable law and/or in accordance with generally accepted accounting principles and practices what constitutes net income, profits or earnings, or surplus and capital, to include in net income, profits or earnings the portion of subscription or redemption prices attributable to accrued net income, profits or earnings in such prices, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities, or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of the Corporation. Inasmuch as the computation of net income, profits or earnings for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Board of Directors the power in its discretion to distribute for any fiscal year as dividends and as distributions, respectively, additional amounts sufficient to enable the Corporation to avoid or reduce its liability for taxes.

     ELEVENTH: Indemnification.

     (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an

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          action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of competent jurisdiction

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          determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

     (3) Unless otherwise expressly provided in these Articles of Incorporation, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection
          (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsection (1) or (2) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2). The determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or
          (2) if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders in accordance with the Articles of Incorporation and By-Laws of the Corporation.

     (5) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof if authorized in the specific case by the Board of Directors, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     (6) The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled by any By-Law,

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

          agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors, and administrators of the person.

     (7) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against the liability under the provisions of this section.

     (8) For the purposes of this section, references to "the Corporation" include any constitutent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as the resulting or surviving corporation; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such a constituent corporation if its separate existence had continued.

     (9) Anything herein contained to the contrary notwithstanding, no officer or director of the Corporation shall be indemnified for any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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


     TWELFTH: Reservation of Right to Amend.
     -------  -----------------------------

     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Maryland and all rights herein conferred upon stockholders are granted subject to such reservation.

     THIRTEENTH: Name.
     ----------  ----

     The Corporation acknowledges that it is adopting and can maintain its corporate name only through the continuing permission of J. J. B. Hilliard, W.
L. Lyons, Inc., a Kentucky corporation, and agrees that J. J. B. Hilliard, W. L. Lyons, Inc., reserves to itself and any successor to its business the right to withdraw its permission at any time and may grant the exclusive or non-exclusive right to use the name "Hilliard-Lyons Cash Management, Inc." or "Hilliard-Lyons" or "Hilliard", or "Lyons" or "H-L" or any similar name, now or at any time in the future, to any other corporation or entity, including but not limited to any investment company of which J. J. B. Hilliard, W. L. Lyons, Inc. or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser.

     FOURTEENTH: Contracts.
     ----------  ---------

     Any contract for services as investment adviser, underwriter, custodian, transfer agent, distributor, or disbursing agent or related services may be entered into with any corporation, firm, trust, or association, although one or more of the Board of Directors or officers of the Corporation may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair. The same person (including a firm, corporation, trust, or association) may be the other party to any or all of the contracts for such services, and any individuals who may be members of the Board of Directors or officers of the Corporation may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts for such services.

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

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and have acknowledged the same to be my act on this 12th day of May, 1980.

Witness:                                /s/ Parker W Duncan
                                        --------------------------
                                            Parker W. Duncan

Janyce M. Hormung
-----------------

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